EXHIBIT 99.1

FOR IMMEDIATE RELEASE             CONTACT: Frederick N. Cooper (215) 938-8312
November 8, 2005                                  fcooper@tollbrothersinc.com
                                              Joseph R. Sicree (215) 938-8045
                                                  jsicree@tollbrothersinc.com


        TOLL BROTHERS' RECORD FY 2005 4TH QTR HOME BLDG REVENUES RISE 39%
                                TO $2.01 BILLION
              RECORD 4TH QTR-END BACKLOG GROWS 36% TO $6.01 BILLION
              RECORD 4TH QTR CONTRACTS INCREASE 4% TO $1.59 BILLION
      RECORD FY 2005 HOME BLDG REVENUES RISE 50% AND CONTRACTS RISE 27% TO
                  $5.76 BILLION AND $7.15 BILLION, RESPECTIVELY

Horsham, PA, November 8, 2005 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record fourth-quarter and full fiscal year results for home building revenues, backlog and contracts for the periods ended October 31, 2005. The Company's revenues were the highest for any quarter in its history and its backlog was a fiscal year-end record.

These results are preliminary and unaudited. The Company will announce final totals when it releases fourth-quarter and fiscal year end earnings results on December 8, 2005.

Robert I. Toll, chairman and chief executive officer, stated: "Thanks to the tremendous efforts of the Toll Brothers team, we have produced our fourteenth consecutive year of record revenues and are on track for FY 2005 to be our thirteenth consecutive year of record profits. Overcoming tight labor markets in many regions and the hurricanes' impact in the southeast, we surpassed our expectations for fourth quarter home deliveries. We produced over $2 billion in revenues this quarter, which exceeded our entire year's production just five years ago.

"Faced with an increasingly complex regulatory process, our new communities are taking longer to come to market. The positive side is that once a community is approved, its value greatly increases. As a result of this lengthening entitlement environment, we ended this quarter with 230 selling communities; our last projection had been 237. We expect to remain at approximately 230 through the first quarter of 2006.

"Because we have fewer selling communities than previously anticipated, and because we delivered some homes in FY 2005 that we had projected would be delivered in FY 2006, we now estimate delivering between 9,500 and 10,200 homes in FY 2006 versus our 8,769 deliveries in FY 2005. This compares to our previous guidance of 10,200 to 10,600 home deliveries in FY 2006.

"In addition to delays in community openings, about twenty-five percent of our communities still have backlogs extending twelve months or more, and, therefore, are not open for sale on a regular basis. Even though we produced record contracts against FY 2004's challenging fourth quarter comparison (FY 2004's fourth quarter contracts were up 51% above FY 2003's fourth quarter), we believe a shortage of selling communities, coupled with some softening of demand in a number of markets, negatively impacted our contract results.

                                     *more*

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"Since Hurricane Katrina in early September, we have observed buyers taking longer to make their purchasing decision. We attribute this change to the significant decline in consumer confidence in the last two months that was precipitated by the hurricanes and their aftermath, and to record gas prices.

"It appears we may be entering a period of more moderate home price increases, more typical of the past decade than the past two years. Comparing the current market to the past five years, excluding 2004, which was extraordinary, FY 2005's fourth quarter "per-community" non-binding reservation deposits exceeded the five-year average from FY 1999 to FY 2003 in seven of the last nine weeks (encompassing September and October) of FY 2005.

"We remain optimistic. The demographics for our industry remain outstanding due to continuing, regulation-induced, constraints on lot supplies and a growing number of affluent households. With approximately 81,000 lots under our control, compared to 60,189 at FYE 2004, and a projection of approximately 265 selling communities by FYE 2006, we believe we will enjoy continued growth as we expand geographically, diversify our product lines and continue to gain market share."

Joel H. Rassman, chief financial officer, stated: "The 400 to 700 home reduction in our projected FY 2006 delivery guidance should reduce our earnings growth projections for FY 2006. As we evaluate this change, we will provide more guidance for FY 2006 when we announce earnings on December 8, 2005."

Toll Brothers' preliminary financial highlights for the three-month and twelve-month periods ended October 31, 2005 (unaudited):

  o The Company's FY 2005 fourth-quarter contracts of approximately $1.59 billion (2,272 homes) grew by 4% over FY 2004's fourth-quarter contracts of $1.53 billion (2,248 homes), the previous fourth-quarter record. In addition, in fourth quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of approximately $98.4 million (154 homes).

  o FY 2005's full year contracts of approximately $7.15 billion (10,372 homes) grew by 27% over FY 2004's total of $5.64 billion (8,684 homes), the previous fiscal year record. In addition, in FY 2005, unconsolidated entities in which the Company had an interest signed contracts of approximately $262.5 million (424 homes).

  o In FY 2005, fourth-quarter-end backlog of approximately $6.01 billion (8,805 homes) increased 36% over FY 2004's fourth-quarter-end backlog of $4.43 billion (6,709 homes), the previous fourth-quarter record. In addition, at the end of fourth quarter 2005, unconsolidated entities in which the Company had an interest had a backlog of approximately $184.4 million (268 homes).



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  o  FY 2005 fourth-quarter home building revenues of approximately $2.01 billion (2,957 homes), the highest for any quarter in the Company's history, increased 39% over FY 2004's fourth-quarter home building revenues of $1.44 billion (2,395 homes), the previous fourth-quarter record. Revenues from land sales totaled approximately $12.5 million for FY 2005's fourth quarter, compared to $1.6 million in FY 2004's fourth quarter.

  o FY 2005 full year home building revenues of approximately $5.76 billion (8,769 homes) increased 50% over FY 2004's home building revenues of $3.84 billion (6,627 homes), the previous twelve-month record. FY 2005 revenues from land sales for the twelve-month period totaled approximately $34.1 million, compared to $22.5 million in the same period in FY 2004.

  o In addition, in the Company's fiscal 2005 fourth-quarter and twelve-month periods, unconsolidated entities in which the Company had an interest delivered approximately $63.4 million (123 homes) and $154.0 million (330 homes), respectively, compared to $36.9 million (89 homes) and $52.4 million (130 homes), respectively, in the same periods of fiscal 2004. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

  o During fourth quarter of FY 2005, the Company bought back 1.97 million shares of its stock at an average price of $44.26. For the full Fiscal Year, the Company bought back 2.80 million shares of its stock at an average price of $42.26.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, November 8, 2005, to discuss these results and our outlook for fiscal 2005 and fiscal 2006. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through December 7, 2005.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

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Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry's highest honors:
America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company now sponsors the Toll Brothers - Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*



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



THREE MONTHS ENDED OCTOBER 31,                                   UNITS                            $ (MILL)

CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                       ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   450              361             274.0           193.7
MID-ATLANTIC (DE, MD, PA, VA)                              982              843             656.6           462.6
MIDWEST      (IL, MI, OH)                                  213              171             147.9           100.1
SOUTHEAST    (FL, NC, SC)                                  444              254             229.2           123.7
SOUTHWEST    (AZ, CO, NV, TX)                              506              358             352.5           213.9
WEST COAST   (CA)                                          362              408             347.5           350.3
                                                         -----            -----           -------         -------
TOTAL CONSOLIDATED ENTITIES                              2,957            2,395           2,007.7         1,444.3
UNCONSOLIDATED ENTITIES                                    123               89              63.4            36.9
                                                         -----            -----           -------         -------
                                                         3,080            2,484           2,071.1         1,481.2
                                                         =====            =====           =======         =======


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   400              338             263.9           197.2
MID-ATLANTIC (DE, MD, PA, VA)                              703              783             485.1           514.3
MIDWEST      (IL, MI, OH)                                  151              159             108.6           105.3
SOUTHEAST    (FL, NC, SC)                                  455              284             254.4           165.6
SOUTHWEST    (AZ, CO, NV, TX)                              436              431             352.0           288.9
WEST COAST   (CA)                                          127              253             124.6           261.1
                                                         -----            -----           -------         -------
TOTAL CONSOLIDATED ENTITIES                              2,272            2,248           1,588.6         1,532.4
UNCONSOLIDATED ENTITIES                                    154               91              98.4            41.3
                                                         -----            -----           -------         -------
                                                         2,426            2,339           1,687.0         1,573.7
                                                         =====            =====           =======         =======


                                                                 UNITS                            $ (MILL)

BACKLOG AT OCTOBER 31,                                   2005             2004              2005             2004
-------------------------------                       ----------       ----------        ----------       ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 1,458            1,028             956.3           599.5
MID-ATLANTIC (DE, MD, PA, VA)                            2,360            2,245           1,579.4         1,372.4
MIDWEST      (IL, MI, OH)                                  443              446             319.0           284.3
SOUTHEAST    (FL, NC, SC)                                2,092              726           1,175.2           463.5
SOUTHWEST    (AZ, CO, NV, TX)                            1,856            1,351           1,314.6           849.7
WEST COAST   (CA)                                          596              913             670.1          864.5
                                                         -----            -----           -------         -------
TOTAL CONSOLIDATED ENTITIES                              8,805            6,709           6,014.6         4,433.9
UNCONSOLIDATED ENTITIES                                    268              174             184.4            75.8
                                                         -----            -----           -------         -------
                                                         9,073            6,883           6,199.0         4,509.7
                                                         =====            =====           =======         =======

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



TWELVE MONTHS ENDED OCTOBER 31,                                  UNITS                            $ (MILL)

CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                       ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 1,243            1,016             721.6           572.9
MID-ATLANTIC (DE, MD, PA, VA)                            3,290            2,398           2,056.6         1,252.5
MIDWEST      (IL, MI, OH)                                  627              478             404.7           274.0
SOUTHEAST    (FL, NC, SC, TN)                            1,032              772             558.0           366.7
SOUTHWEST    (AZ, CO, NV, TX)                            1,420              902             936.4           527.9
WEST COAST   (CA)                                        1,157            1,061           1,082.0           845.5
                                                         -----            -----           -------         -------
TOTAL CONSOLIDATED ENTITIES                              8,769            6,627           5,759.3         3,839.5
UNCONSOLIDATED ENTITIES                                    330              130             154.0            52.4
                                                         -----            -----           -------         -------
                                                         9,099            6,757           5,913.3         3,891.9
                                                         =====            =====           =======         =======


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 1,673            1,112           1,078.5           653.0
MID-ATLANTIC (DE, MD, PA, VA)                            3,405            2,969           2,263.6         1,787.8
MIDWEST      (IL, MI, OH)                                  624              630             439.3           395.2
SOUTHEAST    (FL, NC, SC, TN)                            1,905            1,087           1,082.1           611.8
SOUTHWEST    (AZ, CO, NV, TX)                            1,925            1,544           1,401.4           980.7
WEST COAST   (CA)                                          840            1,342             887.6         1,213.0
                                                         -----            -----           -------         -------
TOTAL CONSOLIDATED ENTITIES                             10,372            8,684           7,152.5         5,641.5
UNCONSOLIDATED ENTITIES                                    424              289             262.5           123.5
                                                         -----            -----           -------         -------
                                                        10,796            8,973           7,415.0         5,765.0
                                                        ======            =====           =======         =======
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